EXHIBIT 99.1

EBAY INC. ANNOUNCES THREE-YEAR ROADMAP FOR GROWTH

Company provides long-term financial outlook at analyst meeting

San Jose, Calif., – March 11, 2009 – eBay Inc. (NASDAQ: EBAY) today shared with investors at a company-held meeting a roadmap of its growth plans through 2011. The company provided details of its strategies to drive leadership in the company’s two core businesses — its PayPal global online payments business and its ecommerce marketplace and other ecommerce formats that connect buyers and sellers.

eBay Inc. continues to rapidly extend its global leadership in online payments through PayPal. John Donahoe, eBay Inc. president and chief executive officer, stressed the enormous potential of PayPal. Donahoe said PayPal has become a second core business for the company, with an opportunity bigger than eBay Marketplaces because PayPal targets all of ecommerce.

“We expect PayPal to become the next leading online global payments network,” Donahoe said. “Increasingly for online consumers, there’s no paper, no plastic – there’s just PayPal. We believe this business is one of the most exciting and high-potential opportunities anywhere online today.”

The company also provided details of its plans to stabilize and return its eBay Marketplaces business to ecommerce market growth rates. At the same time, eBay is diversifying across a range of formats such as classifieds and advertising that are expected to grow faster than ecommerce and help eBay connect buyers and sellers locally, nationally and globally.

“We are aggressively remaking and transforming our eBay Marketplace and diversifying the ways in which we compete in ecommerce,” Donahoe said. “We operate in what is still a young and rapidly evolving ecommerce landscape, and as the pace of change in ecommerce accelerates, we are not here to mimic or follow. We are here to lead and innovate. We are positioning this company to compete and win across a range of profitable ecommerce platforms focused on connecting buyers and sellers across the platform of their choice.”

Outlook
Based on current business trends and expectations, the company provided the following financial outlook for 2011:

•	Total company revenues are expected to reach $10 billion to $12 billion in 2011, up from $8.5 billion in 2008, led by strong PayPal growth, Skype and other ecommerce formats.

•	Earnings are expected to grow in the mid-single digit range in 2011.

•	Free cash flow is anticipated to be between $6 billion and $7 billion over the three-year period from 2009-2011.

•	PayPal is expected to significantly increase revenue to $4 billion to $5 billion, in 2011, up from $2.4 billion in 2008, driven by continued penetration on eBay, strong growth off eBay through its merchant services business and expansion into mobile and non-retail payments.

•	The company’s eBay Marketplaces business is expected to achieve revenues of $5 billion to $7 billion, in 2011, with a continued shift toward more fixed price sales, a smaller online auction business, and more growth in other ecommerce formats such as classifieds and advertising. To drive long-term incremental growth, eBay Marketplaces also is more aggressively targeting the $500 billion global “secondary” market, which includes liquidation, out of season, excess and off-price inventory. We believe this is a fast-growing segment uniquely suited to eBay’s strengths.

•	Skype is expected to more than double its revenue to over $1.0 billion in 2011. With more than 400 million registered users currently, Skype’s metrics continue to accelerate as the company further establishes leadership in free and paid internet-based voice and video communications, with growth opportunities in core consumer, mobile, businesses and platform. Skype’s leadership position has strengthened over the past year, driven by a new management team and the launch of many innovative products.

About eBay Inc.

Founded in 1995, eBay Inc. connects hundreds of millions of people around the world every day, empowering them to explore new opportunities and innovate together. eBay Inc. does this by providing the Internet platforms of choice for global commerce, payments and communications. Since its inception, eBay Inc. has expanded to include some of the strongest brands in the world, including eBay, PayPal, Skype, StubHub, Shopping.com, and others. eBay Inc. is headquartered in San Jose, California.

Non-GAAP Financial Measure

This press release includes the following financial measure defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: free cash flow. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. eBay’s free cash flow represents operating cash flows less net purchases of property and equipment.

Forward-Looking Statements

This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries that are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. The company’s actual results could differ materially from those predicted and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: recent global economic events and the global downturn; changes in political, business and economic conditions, including conditions that affect consumer confidence or ecommerce growth; fluctuations in foreign exchange rates; the company’s ability to profitably expand its business model to new types of merchandise and sellers; the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company’s need to increasingly achieve growth from its existing users, particularly in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive and any changes the company may make to its product offerings in response to such risk; the regulatory, intellectual property, competitive and other risks specific to Skype; the competitive, regulatory, credit card association, and other risks specific to PayPal, especially as it continues to expand geographically; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities at reasonable cost; and the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations web site at http://investor.ebay.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Investor Relations Contact:	Vandana Hariharan	408-376-5877
Media Relations Contact:	Jose Mallabo	408-376-7458
Investor Information Request:	408-376-7493
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Investor Relations Web site:	http://investor.ebay.com